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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              Atlas Assets, Inc.
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                 (Name of Registrant as Specified In Its Charter)

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           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)
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Payment of Filing Fee (Check the appropriate box):

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
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           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
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[GRAPHIC]


     Atlas Assets, Inc.
     794 Davis Street, San Leandro, California 94577


 In brief . . .

 The Board of Directors asks for your approval to change investment management services for the Atlas Emerging Growth Fund. Our goal is to improve the Fund's performance. We are proposing a new agreement with Turner Investment Partners, Inc., to manage the portfolio. Turner would replace OppenheimerFunds, Inc., the Fund's manager for the past five years.

 Changing the investment manager for the Fund should be to your benefit, and the Board of Directors recommends that you vote FOR the proposal.


December 27, 2002


Dear Stockholder,

You and other stockholders of the Atlas Emerging Growth Fund are being asked to approve a new portfolio management agreement for the Fund. Your vote is very important. Please return the enclosed proxy as soon as possible. A postpaid envelope is provided for your convenience.

Why are we proposing this change?


The Board of Directors believes the change of managers will improve the Fund's performance. There will be no change to the Fund's investment objectives, strategies, risks, or fees, and Turner intends to operate the Fund in a manner consistent with the current prospectus.


The Board has conducted an extensive review of investment management firms and is recommending Turner based on a number of criteria, including the quality of professional personnel, past performance in managing similar accounts, and reasonable fees. The Board believes that appointing Turner is in the best interest of the Emerging Growth Fund and its stockholders.

How should stockholders respond?

The Investment Company Act (which is the federal law that regulates the mutual fund industry) requires that stockholders approve any new investment advisory agreement. I believe that the change will benefit stockholders, and I strongly recommend that you vote "FOR" the proposal on the enclosed proxy. The details are contained in the accompanying Proxy Statement. Your prompt response will ensure that your shares are counted immediately and that the expense of additional solicitation of proxies can be avoided. We appreciate your continued support.

                                          Sincerely,

                                         /s/Marion O. Sandler

                                          Marion O. Sandler
                                          Chairman of the Board and Chief
                                          Executive Officer

        PLEASE FILL IN, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET
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Atlas Assets, Inc. - Atlas Emerging Growth Fund


794 Davis Street, San Leandro, California 94577

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


TO BE HELD ON:
FEBRUARY 25, 2003 AT 11:30 A.M.



A special meeting of stockholders of the Atlas Emerging Growth Fund series of Atlas Assets, Inc. will be held at 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612 on February 25, 2003 at 11:30 a.m. local time. At the meeting, we will ask the stockholders to vote on:



  1. A new investment subadvisory agreement between Atlas Advisers, Inc. and Turner Investment Partners, Inc. (as investment subadviser to the Emerging Growth Fund); and

  2.  Any other matters that properly come before the meeting.



The Board of Directors has unanimously approved this proposal and recommends you vote "FOR" it. Please read the enclosed proxy statement for a full discussion of the proposal.

                                          By order of the Board of Directors

                                          /s/Joseph M. O'Donnell

                                          Joseph M. O'Donnell, SECRETARY


San Leandro, California
December 27, 2002



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   Q.                       Who can vote?

   A.                       Any person owning shares of the Emerging Growth Fund on
                            November 25, 2002.

   Q.                       Why should I bother to vote?

   A.                       Your vote is important. You can help avoid the expense of
                            sending follow-up letters to ensure a quorum by promptly
                            returning the enclosed Proxy. Please complete, date, sign
                            and return the enclosed Proxy in order that the necessary
                            quorum may be represented at the meeting. The enclosed
                            envelope requires no postage if mailed in the United States.

   Q.                       How can I vote?

   A.                       By mail - Vote, sign and mail the enclosed ballot in the
                            envelope provided.

                            By phone - Call 1 (877) 779-8683

                            By internet - http://www.eproxyvote.com/atfbx

                            In person at the meeting

   Q.                       Do you have questions?

   A.                       Please contact Atlas Investor Services at 1 (800) 933-2852.
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Atlas Assets, Inc. - Atlas Emerging Growth Fund


794 Davis Street, San Leandro, California 94577

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS


TO BE HELD ON:
FEBRUARY 25, 2003 AT 11:30 A.M.


Introduction


The Board of Directors of Atlas Assets, Inc. (the "Company") is sending this Proxy Statement to the stockholders of the Emerging Growth Fund series (the "Fund") of the Company in connection with the solicitation of voting instructions for use at a special meeting of stockholders of the Fund (the "Meeting") for the purposes set forth below and in the accompanying Notice of Special Meeting of Stockholders. The Meeting is scheduled for February 25, 2003, at 11:30 a.m., local time, at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement, the Notice and the enclosed form of proxy are being mailed to stockholders of the Fund on or about December 27, 2002.



Financial statements for the Fund are included in the Annual Report of the Company for the fiscal year ended December 31, 2001, which has been mailed to stockholders. Stockholders may obtain copies of the Annual Report free of charge by writing to Atlas Assets, Inc., 794 Davis Street, San Leandro, California 94577, or by telephoning, toll-free, 1-800-933-2852.


PROPOSAL: TO APPROVE NEW SUB-ADVISORY AGREEMENT

The Board of Directors of the Fund proposes that Turner Investment Partners, Inc. ("Turner") be retained as the new sub-adviser to the Fund in place of the current sub-adviser, OppenheimerFunds, Inc. ("Oppenheimer"). At the Meeting, the stockholders of the Fund will consider the approval of a proposed new sub-advisory agreement for the Fund (the "Proposed Sub-advisory Agreement") between the Company, Atlas Advisers, Inc. (as the "Adviser" to the Fund) and Turner (as the sub-adviser to the Fund).

Turner intends to continue to manage the Fund in a manner consistent with the Fund's current prospectus. THE PROPOSED SUB-ADVISORY AGREEMENT IS SUBSTANTIALLY IDENTICAL IN ALL MATERIAL RESPECTS TO THE CURRENT SUB-ADVISORY AGREEMENT BETWEEN THE ADVISER AND OPPENHEIMER (THE "EXISTING SUB-ADVISORY AGREEMENT"), AS DESCRIBED BELOW. THE FUND'S ADVISORY FEE RATE WILL NOT CHANGE.

Turner Investment Partners, Inc.


Turner Investment Partners, Inc. is an investment management firm formed in 1990 located at 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312. Turner currently has approximately $7 billion of assets under management. Its clients include corporations, endowments, financial institutions and investment companies. Turner is 100% employee owned. Its principal owners are its Chairman, Robert E. Turner, Vice Chairman, Mark D. Turner and President, Stephen J. Kneeley, who are all co-founders of Turner and long-term investment industry professionals.



The Fund will continue to invest primarily in equity securities of small capitalization companies that Turner believes have the potential for long-term growth and that are attractively priced. In choosing equity securities in which to invest, Turner seeks to mitigate risks associated with small cap investing by carefully selecting investments in both value and growth companies and monitoring the investments on

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an active basis. Turner's investment process is systematic and applied consistently over time beginning with screening a universe of approximately 2,000 small-cap stocks (market capitalizations under $2 billion) in an effort to identify companies with either attractive growth and/or value characteristics. Then Turner indentifies approximately 400 stocks that it believes display either strong business momentum and/or attractive valuations relative to the company's assets.



For growth stocks, Turner performs fundamental analysis to determine if the positive business momentum identified by its model will likely persist. In addition, Turner analyzes the company's balance sheet and cash flows to verify that in its view the company has the financial strength required to grow at the rate implied by the model.


For stocks with attractive value characteristics, Turner seeks to identify hidden assets that will signify attractive return potential and downside protection to share prices such as a large net cash position, undervalued assets, over-funded pension assets, non-strategic businesses that can be sold, and undervalued brands or market shares. A catalyst that may provide a positive change in the companies' fundamentals or strategies -- a prerequisite if an out-of-favor stock is to rise in price -- is also investigated.

According to Turner's investment process a stock must offer multiple potential drivers of price performance to be included in a fund.

Terms of Proposed and Existing Sub-advisory Agreements

The following summary of the Proposed Sub-advisory Agreement is qualified by reference to the form of Proposed Sub-advisory Agreement attached to this Proxy Statement as EXHIBIT A.

Except as described below, the Proposed Sub-advisory Agreement is identical in all material respects to the Fund's Existing Sub-advisory Agreement. The investment advisory fees to be paid by the Fund will not change as a result of the approval of the Proposed Sub-advisory Agreement.

Under the terms of the Proposed Sub-advisory Agreement, the Adviser will retain Turner to manage the Fund's investment portfolio, subject to the direction of the Company's Board of Directors and the Adviser. Turner will be authorized to determine which securities are to be bought or sold by the Fund and in what amounts.

The Proposed Sub-advisory Agreement provides that, absent Turner's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties, the Adviser and the Company each will indemnify and hold harmless Turner and its officers and employees against any and all costs and liabilities (including legal and other expenses) arising out of the Adviser's or the Company's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties, or (b) untrue statement or omission of a material fact required in regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by Turner for inclusion in such regulatory filings. Turner will similarly indemnify and hold harmless the Adviser and the Company.

The Proposed Sub-advisory Agreement will terminate automatically in the event of its assignment as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Proposed Sub-advisory Agreement may be terminated at any time without penalty, on 60 days' notice by the Adviser, by the Board of Directors or by vote of the stockholders of the Fund, and on 60 days' notice by Turner. The Proposed Sub-advisory Agreement will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least

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annually by (a) a majority of the Board of Directors or a majority of the Fund's stockholders, and (b) a majority of the Directors of the Company who are not interested persons of the Fund or Turner, as defined in the Investment Company Act ("Independent Directors").

Although the Fund's advisory fee rate will not change, the sub-advisory fee rate and the method of calculating the advisory fee will be different under the Proposed Sub-advisory Agreement. Under the Existing Sub-advisory Agreement, Oppenheimer receives an advisory fee from the Adviser payable monthly at the annual rate of 0.35% of the Fund's average daily net assets up to $50 million, 0.30% of assets between $50 million and $100 million and 0.25% thereafter. Under the Proposed Sub-advisory Agreement, Turner receives an advisory fee from the Adviser payable monthly at the annual rate of 0.45% of daily net assets of the Fund under management up to $100 million and 0.40% of daily net assets over $100 million. During the fiscal year ended December 31, 2001, the Adviser paid Oppenheimer sub-advisory fees of $75,945 with respect to the Fund and $53,037 for the 10 month period ending October 31, 2002.

The Existing Sub-advisory Agreement with respect to the Company was entered into on October 1, 1993, and was approved by the initial stockholder of the Fund upon its formation. At the same time, the Adviser and Oppenheimer entered into an Exclusivity Agreement. Pursuant to the Exclusivity Agreement, Oppenheimer has agreed not to provide or offer sub-advisory services to other mutual funds, variable annuity separate accounts, collective trusts or similar investment products sponsored by banks, thrifts or their affiliates (with certain exceptions for existing Oppenheimer relationships). The Exclusivity Agreement only applies to states in which World Savings and Loan Association, which is an affiliate of the Adviser, operates ten or more branches. In addition, the Exclusivity Agreement provides that Oppenheimer will give the Company at least eighteen months' prior notice of Oppenheimer's intention to terminate the Existing Sub-advisory Agreement. The notice period is waived in the following circumstances: a change in control of the Adviser, its parent company Golden West Financial Corporation, or the Fund's distributor Atlas Securities, Inc.; certain securities regulatory violations by the Adviser, the distributor or their affiliates; termination as a matter of law; or the inability of Oppenheimer to perform its duties for reasons beyond its control. The Adviser will not enter into a similar arrangement with Turner.

Also, the proposed Subadvisory Agreement provides that Turner may, subject to the requirements of obtaining best price and execution, place portfolio trades for the Fund through an affiliate of Turner for which a fee will be paid.

Factors Considered by and Recommendation of the Board of Directors


The Board of Directors discussed the possible retention of a new sub-adviser to the Fund at meetings held on May 9, 2002 and August 16, 2002 and considered the Proposed Sub-advisory Agreement at a meeting held on November 15, 2002. The Directors, including all the Independent Directors, unanimously concluded that the terms of the Proposed Sub-advisory Agreement are reasonable, fair and in the best interests of the Fund and its stockholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.


In evaluating the Proposed Sub-advisory Agreement, the Directors reviewed information regarding the past performance of the Fund compared to similar funds and the personnel, operations and expenses of Oppenheimer in managing the Fund. The Fund also reviewed materials regarding Turner's personnel, operations, experience in managing mutual funds and separate accounts, and financial condition.

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The Directors considered the following factors to be of primary importance to their recommendation: (1) the performance of the Fund has been below the average of comparable funds for the past three years, and the prospects for future improvement without a change in sub-advisers did not seem promising; (2) the performance of various equity funds managed by Turner substantially exceeded the Fund's performance for the one, three and five year periods ended August 31, 2002 and compared favorably to the performance of the Fund's peer group for those periods; (3) the termination of the Exclusivity Agreement with respect to the Fund would not create a significant competitive disadvantage for the Fund;
(4) although the fees under the Proposed Sub-Advisory Agreement would be higher than under the Existing Sub-Advisory Agreement, the fees would be paid by the Adviser and would not affect the Fund's total expenses; and (5) the other terms of the Proposed Sub-advisory Agreement are substantially identical to those of the Existing Sub-advisory Agreement, except for the placement of brokerage trades with an affiliate, different execution, effective and termination dates. The Directors also specifically considered the following additional factors, among others, which they believe are relevant to their recommendations: the favorable history, reputation, qualification and background of Turner, as well as the qualifications of its personnel and its financial condition; and that the fee and expense ratios of the Fund are reasonable given the quality of services expected to be provided and are comparable to the fee and expense ratios of similar mutual funds.

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GENERAL INFORMATION

Required Vote

Approval of the Proposed Sub-advisory Agreement will require the vote of a "majority of the outstanding voting securities of the Fund" as defined in the Investment Company Act. This means the lesser of (1) 67% or more of the shares present at the Meeting if the owners of more than 50% of the shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting.

If the stockholders of the Fund do not approve the Proposed Sub-advisory Agreement, the Directors will consider what further action to take consistent with their fiduciary duties to the Fund. Such actions may include obtaining for the Fund interim investment sub-advisory services from Oppenheimer, from Turner or from another advisory organization. Thereafter, the Directors will either negotiate a new investment sub-advisory agreement with an advisory organization selected by the Directors or make other appropriate arrangements, subject to stockholder approval.

Solicitation of Proxies


In addition to solicitation of proxies by mail, officers of the Fund and officers and employees of the Adviser, affiliates of the Adviser, or other representatives of the Company may also solicit proxies by telephone or in person. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The costs of retaining D.F. King & Co., Inc. (which is estimated to be $16,000), and other expenses incurred in connection with the solicitation of proxies will be borne by the Company.


Voting Procedures

You can vote by mail, internet or in person at the Meeting.

    - To vote by mail, sign and send us the enclosed Proxy voting card in the envelope provided.

    - To vote by phone, call us toll-free at 1-877-779-8683.

    - To vote by internet, go to the following website:
      http://www.eproxyvote.com/atfbx

If you vote by phone, the Company or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote you cast.

Shares represented by timely and properly executed proxies will be voted as specified. IF YOU DO NOT SPECIFY YOUR VOTE WITH RESPECT TO A PARTICULAR MATTER, THE PROXY HOLDER WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATION OF THE DIRECTORS. You may revoke your proxy at any time before it is exercised by sending a written revocation to the President of the Company, by properly executing and delivering a later-dated proxy, or by attending the Meeting and voting in person. Attendance at the Meeting alone, however, will not revoke the proxy.

Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote.

Quorum and Methods of Tabulation

A majority of the shares of the Fund entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company as inspectors for the Meeting.

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For purposes of determining the presence of a quorum with respect to the
Proposal, the inspectors will count as present the total number of shares voted "for" or "against" approval of the Proposal as well as shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not be received from the beneficial owners or the person entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter). Abstentions and broker non-votes have the same effect on the outcome of the Proposal as negative votes.

Adjournment


If sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the record date to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. Abstentions and broker non-votes have the same effect on the outcome of any adjournment vote as negative.


Service Providers

Atlas Advisers, Inc. serves as the Fund's investment adviser, and Atlas Securities, Inc. serves as the Fund's distributor. Their address is 794 Davis Street, San Leandro, California 94577. OppenheimerFunds, Inc. serves as the Fund's current investment sub-adviser; its address is 498 Seventh Avenue, New York, New York 10018.

Outstanding Voting Securities


As of the close of business on the record date for the Meeting, there were 1,635,816.380 outstanding shares of the Fund entitled to vote at the Meeting. The only persons known to the Company to own beneficially more than 5% of the outstanding shares of the Fund as of the record date are Atlas Balanced Growth Portfolio which owned 165,694.601 or 10.12% and Golden West Financial Corp., which owned 115,722.723 or 7.07%. Golden West is the Parent of the Atlas Advisers, Inc. and Atlas Securities, Inc.


As of the record date, none of the officers or directors of the Company beneficially owned more than 1% of the outstanding shares of the Fund, and the officers and directors as a group did not beneficially own more than 1% of the outstanding shares of the Fund.

OTHER MATTERS

The Company is not aware of any other matters that are expected to arise at the Meeting. If any other matter should arise, however, the persons named in properly executed proxies have discretionary authority to vote such proxies as they decide.

The Articles of Incorporation and By-laws of the Company do not provide for annual meetings of stockholders and neither the Company nor the Fund currently intends to hold such a meeting for 2002. Stockholder proposals for inclusion in a proxy statement for any subsequent meeting of stockholders must be received by the Company a reasonable period of time prior to any such meeting.


December 27, 2002

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                                                                       EXHIBIT A

                             SUB ADVISORY AGREEMENT

       AGREEMENT made this 1st day of March, 2003 among ATLAS ADVISERS, INC., a California corporation (the "Adviser"), ATLAS ASSETS, INC., a Maryland corporation (the "Company"), on behalf of each series of the Company listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and Turner Investment Partners, Inc., a Pennsylvania Corporation (the "Subadviser").

       WHEREAS, the Company is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company and is authorized to issue separate series, each of which offers a separate class of shares of capital stock and each of which has its own investment objectives, policies and limitations; and

       WHEREAS, the Company has retained the Adviser to render investment management and administrative services to the Funds; and

       WHEREAS, the Adviser and the Company desire to retain the Subadviser to furnish portfolio management services to the Funds in connection with the Adviser's investment management activities on behalf of the Funds, and the Subadviser is willing to furnish such services to the Adviser and the Company;

       NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Subadviser and the Company as follows:

       1. APPOINTMENT. The Adviser and the Company hereby appoint the Subadviser to act as portfolio manager to each Fund listed in Appendix A (collectively, the "Funds") on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services described herein, for the compensation provided in the Fee Schedule attached hereto as Appendix B.

       2. REPRESENTATIONS OF THE COMPANY. The Company represents, warrants, and agrees that:

              A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland.

              B. The Adviser and Subadviser have been duly appointed by the Board of Directors of the Company including a majority of its Independent Directors.

              C. The Company will deliver to the Subadviser a true and complete copy of its Registration Statement filed with the SEC, as effective from time to time, and such other documents or instruments governing the investment objectives of the Funds and such other information or documents as is necessary for the Subadviser to carry out its obligations under this Agreement.

              D. The Company is currently in compliance and shall at all times use its best efforts to ensure continued compliance with the requirements imposed upon the Company by the 1940 Act and applicable state laws.

       3. REPRESENTATIONS OF THE SUBADVISER. The Subadviser represents, warrants, and agrees that:

              A. The Subadviser is a Corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

--------------------------------------------------------------------------------

                                                                          Page 1
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              B.     The Subadviser is registered as an "Investment Adviser"
under the Investment Advisers Act of 1940 ("Advisers Act") and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Subadviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Adviser the receipt of which is hereby acknowledged.

              C. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, will provide the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

       4. REPRESENTATIONS OF THE ADVISER. The Adviser represents, warrants, and agrees that:

              A. The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

              B. The Adviser is registered as an "Investment Adviser" under the Advisers Act and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Adviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Subadviser.

              C. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, has provided the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

       5.     PORTFOLIO MANAGEMENT DUTIES.

              A. Subject to the supervision of the Adviser and the Company's Board of Directors, the Subadviser will provide a continuous investment program for the portfolio of each Fund listed in Appendix A. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by a Fund and will place orders for execution of such portfolio transactions in accordance with paragraph C below to effect the investment decisions made. The Subadviser will provide the services identified in this Agreement in accordance with each respective Fund's investment objectives, policies and restrictions as stated in the Company's Registration Statement filed with the SEC, as effective from time to time, and as interpreted by the Adviser and communicated to the Subadviser, on behalf of the Company, from time to time. The Adviser will be responsible for all other services to be provided to each Fund that is identified in Appendix A hereto.

              B. The Subadviser shall use its best efforts to furnish to the Adviser or any company supplying investment company accounting or security pricing, timely notice of significant events which come to the Subadviser's attention concerning securities in which it has caused the Fund to invest which could require the Fund to fairly value such securities in the daily calculation of the Fund's net asset value per share.

              C. Subject to any applicable regulatory restriction or prohibition, the Subadviser shall have authority and discretion to select brokers and dealers (hereinafter "broker-dealers") to execute portfolio transactions for the Funds and for the selection of the markets on or in which the transactions will be executed. The Company and the Adviser acknowledge and agree that the Subadviser may place orders through its affiliates and that such affiliates may receive compensation therefor.

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                                                                          Page 2

              D. The primary objective of the Subadviser in placing orders for the purchase and sale of securities for a Fund shall be to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) taking into account such factors as price, commission, if any, size of order, difficulty of execution and skill required of the executing broker or dealer. The Subadviser shall have discretion, in the interests of each Fund, to allocate brokerage on each Fund's portfolio transactions to broker-dealers who provide brokerage and/or research services (as such services are defined
Section 28(e)(3) of the Securities Exchange Act of 1934) for any of the Funds. The term "research" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Subject to such policies as the Adviser and the Company's Board of Directors may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and/or its other clients. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker/dealer. The Subadviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting their portfolio transactions.


              E. All transactions will be consummated by payment to or delivery by the Company's Custodian, prior notice of which shall be provided to the Subadviser by the Company or the Adviser, or such depositories or agents as may be designated by the Custodian, of all cash and/or securities due to or from a Fund, and the Subadviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Subadviser shall advise the Custodian and the Company daily of all investment orders placed by it with broker-dealers pursuant to procedures agreed upon by the Subadviser and the Company. The Subadviser shall not be responsible for obtaining prices for any such investment order, but will use its best efforts to direct the Custodian to pricing sources and assist the Custodian in obtaining dealer quotes if so requested by the Custodian. The Company or its authorized agents, the Adviser and Subadviser, shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon transmitting to the Custodian the investment orders placed by it with broker-dealers, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

              F. The Custodian shall, on a daily basis pursuant to procedures and in a format agreed upon by the Subadviser and the Company, provide portfolio reports to the Subadviser that shall include a listing of all portfolio investments of each Fund and its cash position.

       6. EXPENSES. During the term of this Agreement, the Subadviser will pay all expenses incurred by it or its staff in connection with rendering portfolio management services under this

--------------------------------------------------------------------------------

Agreement. This does not include expenses and costs of the Funds' operations payable by the Company or the Adviser, or their Agents including, but not limited to, those for: interest and taxes; brokerage commissions; custody, transfer agency, dividend disbursement, accounting, pricing, legal and auditing services; insurance premiums for fidelity and other coverage required for their operations; filing and registration of shares; shareholder reports; meetings of the Company's shareholders or directors (except those called solely to accommodate the Subadviser, in which case such expenses shall be borne as the Parties may agree); printing and postage; office facilities, stationery and supplies; the clerical, executive and administrative costs incurred by the Adviser in overseeing or administering all of the above; other direct administrative and service costs; and such extraordinary non-recurring expenses as may arise, including litigation, affecting any of the Funds.

       7. COMPENSATION. For the services provided, the Adviser will pay the Subadviser a fee, payable monthly based on the aggregate daily net assets of the Funds, as provided in the Fee Schedule attached to this Agreement as Appendix B. The "aggregate daily net assets" is defined as the aggregate of the values placed on the net assets of all Funds as of 4:00 p.m. (New York time), on each day on which the net asset value of the Funds' portfolios is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Company lawfully determines the net asset value of a Fund's portfolio as of some other time on each business day, as of such time. The net asset value of each Fund's portfolio shall be determined pursuant to the applicable provisions of the Company's current Registration Statement and the 1940 Act. If the determination of net asset value for a Fund is suspended in conformity with the 1940 Act for any particular business day, then the value of the net assets of such Fund's portfolio as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or such other time as the net asset value of the portfolio may lawfully be determined, on that day. If the Company has suspended the determination of the net asset value of a Fund's portfolio pursuant to the Registration Statement and the 1940 Act for a period including such month, the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Company determines the value of the net assets of a Fund's portfolio more than once on any day, the last such determination on that day shall be deemed to be the sole determination on that day for the purposes of this Section 7.

       8.     BOOKS AND RECORDS.

              A. The Subadviser will make available to the Adviser and the Company promptly upon request its records and ledgers with respect to and relating to each Fund's securities transactions to assist the Adviser and the Company in compliance with the 1940 Act and the Advisers Act, and other applicable laws. The Subadviser will furnish the Company's Board of Directors such periodic and special reports on each Fund as the Adviser and the Directors may reasonably request.

              B. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act to the extent necessary or appropriate to comply with the period specified in the Rule.

--------------------------------------------------------------------------------

       9.     INDEMNIFICATION.

              A. Absent the Adviser's or the Company's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Subadviser agrees to indemnify and hold harmless the Adviser, the Company and their officers and employees against any and all costs and liabilities (including legal and other expenses) which the Adviser or the Company may incur, arising out of the Subadviser's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, if such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

              B. Absent the Subadviser's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Adviser and the Company agree to indemnify and hold harmless the Subadviser and its officers and employees against any and all costs and liabilities (including legal and other expenses) which the Subadviser may incur, arising out of the Adviser's or the Company's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

       10. SERVICES NOT EXCLUSIVE. It is understood that the services of the Subadviser are not exclusive, and nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies or investment accounts (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for one or more Funds, it is understood that such transactions will be executed on a basis that is fair and equitable to each Fund.

       11. DURATION. The term of this Agreement, with respect to each Fund, shall begin on the effective date of a Post-Effective Amendment to the Company's Registration Statement that discloses the Subadviser as such for that Fund and shall remain in effect until the first meeting of such Fund's shareholders held thereafter, and, if approved at such meeting, shall continue in effect for two years from the effective date of the Post-Effective Amendment with respect to such Fund and continue on an annual basis thereafter if approved for each Fund each year by (a) the vote of a majority of the entire Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and by (b) the vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

       12. TERMINATION. This Agreement may be terminated at any time without payment of any penalty by (a) the Adviser, upon sixty (60) days' written notice to the Subadviser and the Company (which notice may be waived by the Subadviser and the Company), (b) the Company, on behalf of any one or more of the Funds, upon the vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of such Fund, upon sixty (60) days' written notice to the

--------------------------------------------------------------------------------

Adviser and the Subadviser, or (c) the Subadviser, upon sixty (60) days' written notice to the Adviser and the Company (which notice may be waived by the Adviser and the Company). Termination of this Agreement with respect to a Fund shall not effect the continuing applicability of this Agreement with respect to other Funds. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act and interpreted by the U.S. Securities and Exchange Commission). Termination of this Agreement shall not affect the right of the Subadviser to receive payments of any unpaid balance of the compensation described in Section 7 earned prior to such termination.

       13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no material amendment of this Agreement shall be effective with respect to a Fund until approved by a vote of a majority of the outstanding voting securities of such Fund, if such approval is required by applicable law.

       14. USE OF NAME. It is understood that the name Turner Investment Partners, Inc. or any derivative thereof or logo associated with that name is the valuable property of the Subadviser and its affiliates and that the Company and each Fund have the right to use such name (or derivative or logo) in offering and sales materials so long as the Subadviser is portfolio manager to such Fund and provided the Subadviser shall have reviewed and approved in writing such use, which approval may not be unreasonably withheld. Upon termination of this Agreement, the Company and the Adviser shall promptly cease to use such name.

       15.     MISCELLANEOUS.

               A. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC there under.

               B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

               C. If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and the provisions of this Agreement shall be deemed to be severable.

               D. Any notice under this Agreement shall be in writing addressed and delivered or mailed, postage prepaid, to the other party at the address below or at such other address as such other party may designate hereunder for the receipt of such notice:

If to the Adviser or the Company:

       Atlas Advisers, Inc.
      794 Davis Street
      San Leandro, California 94577-6900
      Attention: W. Lawrence Key, Group Senior Vice President


If to the Subadviser:

       Turner Investment Partners, Inc.
       1205 Westlakes Drive, Suite 100
       Berwyn, Pennsylvania 19312-2414
       Attention: John H. Grady, Chief Operating Officer


--------------------------------------------------------------------------------

               E. Each party agrees that it will treat confidentially all information provided by another party regarding the other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction, by any auditor of a party, pursuant to judicial or administrative process or otherwise in accordance with applicable law or regulation.

               F. This Agreement may be executed in counterparts, each of which shall be deemed an original.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATLAS ADVISERS, INC.                           TURNER INVESTMENT PARTNERS, INC.

-------------------------------------          -------------------------------------
By: W. Lawrence Key                            By: Stephen J. Kneeley
Its Group Senior Vice President                Its President

ATLAS ASSETS, INC.

-------------------------------------
By: W. Lawrence Key
Its Group Senior Vice President

--------------------------------------------------------------------------------

                                   APPENDIX A
            SUB ADVISORY AGREEMENT; TURNER INVESTMENT PARTNERS, INC.
                              DATED: MARCH 1, 2003

              The provisions of the attached Sub advisory Agreement apply to the following separate series of shares of the Company:

              1.     Atlas Emerging Growth Fund

                           APPENDIX B - FEE SCHEDULE
                              DATED: MARCH 1, 2003

                     The attached AGREEMENT requires that the Subadviser be paid a fee by the Company or the Adviser, computed daily and paid each month at the annual rate of:

                     .45% of the first $100,000,000 of average daily net assets
                    .40% of average daily net assets in excess of $100,000,000

--------------------------------------------------------------------------------

                 ATLAS ASSETS INC. - ATLAS EMERGING GROWTH FUND
                 794 Davis Street, San Leandro, California 94612

                                  PROXY BALLOT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON:
                        FEBRUARY 25, 2003 AT 10:30 A.M. AT
                 1901 HARRISON STREET, OAKLAND CALIFORNIA 94612

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATLAS ASSETS, INC., a Maryland corporation for use at a special meeting of Stockholders of Atlas Emerging Growth Fund to be held at 10:30 a.m., Pacific time on February 25, 2003, or any adjournment thereof (the "Special Meeting"), at 1901 Harrison Street, Oakland California 94612 for the purposes set for the in the accompanying Notice of Meeting and Proxy Statement. Stockholders of record at the close of business on November 25, 2002 (the "record date") are entitled to notice of and to vote at this meeting. The Notice, Proxy Statement and this Proxy Ballot are being mailed to stockholders on or about December __, 2002.


The stockholder who has signed this proxy ballot on the opposite side of this form hereby appoints Lezlie Iannone, W. Lawrence Key and Joseph M. O'Donnell as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of Atlas Emerging Growth Fund standing in the stockholder's name at the Special Meeting, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated.

The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR Proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE


Please sign exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Has your address changed?              Do you have any comments?

----------------------------------     -----------------------------------------

----------------------------------     -----------------------------------------

----------------------------------     -----------------------------------------

X  Please mark votes as in this example
-


Atlas Assets, Inc.
Atlas Emerging Growth Fund

Control Number:
Record Date Shares:



1. To approve a new investment sub-advisory agreement between Atlas Advisers, Inc. and Turner Investment Partners, Inc. (as investment subadviser to the Atlas Emerging Growth Fund).


For   ___                  Against   ___             Abstain   ___



2.   To transact any other matters that may properly come before the meeting.



For   ___                  Against   ___             Abstain   ___



Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy:          Date:______/______/______



----------------------                ------------------------------------------
Shareholder sign here                             Co-Owner sign here.

Please respond - your vote is important. Whether or not you plan to attend the meeting, please complete, sign date and mail the enclosed proxy in the enclosed envelope so that you will be represented at the meeting.

Detach Card                                                        Detach Card



Vote by Telephone                          Vote by Internet
It's fast, convenient and immediate!       It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone       is immediately confirmed and posted.



Follow these four easy steps:              Follow these four easy steps:
1.  Read the accompanying Proxy Statement  1.  Read the accompanying Proxy
    and Proxy Card.                            Statement and Proxy Card.
2.  Call the Toll Free Number              2.  Go to the Website
    1.877.PRX-VOTE (1-877-779-8683             http://www.eproxyvote.com/aftbx
    There is NO CHARGE for this call
3.  Enter your Control Number located      3.  Enter your Control Number
    on the Proxy Card.                         located on the Proxy Card.
4.  Follow the recorded instructions.      4.  Follow the instructions provided





Your vote is important!                    Your vote is important!
Call 1.877.PRX-VOTE anytime                Go to http://www.eproxyvote.com/aftbx



   Do not return your Proxy Card if your are voting by Telephone or Internet.